                                                                   EXHIBIT 10.16


         The security represented hereby was originally issued on September 30, 2002 and has not been registered under the Securities Act of 1933, as amended. The transfer of such security is subject to the conditions specified in the Note Purchase Agreement, dated as of September 30, 2002 (as amended, restated, supplemented or otherwise modified from time to time, the "Purchase Agreement") between the issuer (the "Company") and certain investors, and the Company reserves the right to refuse the transfer of such security until such conditions have been fulfilled with respect to such transfer. Upon written request, a copy of such conditions and terms shall be furnished by the Company to the holder hereof without charge.

                          SUBORDINATED PROMISSORY NOTE

September 30, 2002                                                       $______

         BOSTROM HOLDING INC., a Delaware corporation (the "Company"), hereby promises to pay to __________________________________________, or its registered assigns, the principal amount of $14,317 together with interest thereon calculated from the date hereof in accordance with the provisions of this Subordinated Promissory Note ("Note").

         This Note was issued pursuant to a Note Purchase Agreement, dated as of September 30, 2002 (the "Purchase Agreement"), between the Company and certain investors, and this Note is one of the "Notes" referred to in the Purchase Agreement. The Purchase Agreement contains terms governing the rights of the holder of this Note, and all provisions of the Purchase Agreement are hereby incorporated herein in full by reference. Unless otherwise indicated herein, capitalized terms used in this Note have the same meanings set forth in the Purchase Agreement.

         1. Payment of Interest.

         (a) Interest Rate. Except as otherwise expressly provided in paragraph 4 hereof, interest shall accrue at the rate of twelve percent (12%) per annum (computed on the basis of a 360-day year and the actual number of days elapsed in a year on the unpaid principal) amount of this Note outstanding from time to time, or (if less) at the highest rate than permitted under applicable law.

         (b) Payment. The Company shall pay to the holder of this Note all accrued interest (the "Capitalized Interest") on the last Business Day of each month (each, a "Monthly Payment Date"), beginning September 30, 2002, by increasing the principal amount of this Note, as of such Monthly Payment Date (any such date on and as of which the principal amount shall be so increased being hereinafter referred to as an "Adjustment Date"), by an amount equal to the Capitalized Interest. From and after each Adjustment Date, the outstanding principal amount of this Note shall, without further action, be increased by an amount equal to the Capitalized Interest added thereto as of such Adjustment Date. Any accrued interest which for any reason has not theretofore been paid shall be paid in full in cash on the date on which the final principal payment on this Note is paid. Interest shall accrue on any principal payment due under this Note and, to the extent permitted by applicable law, on any interest which has not been paid on the date on which it is payable until such time as payment therefor is actually delivered to the holder of this Note.

         2. Payment of Principal on Note.

         (a) Scheduled Payment. The Company shall pay the principal amount as increased on each Adjustment Date (or such lesser principal amount then outstanding), together with all accrued and unpaid interest thereon, to the holder of this Note on the Maturity Date, as defined in the following sentence, by wire transfer of immediately available funds. The Note shall mature at the earlier to occur of the following (the "Maturity Date"): (i) September 30, 2006 and (ii) an acceleration under Section 4 which has not been revoked.

         (b) Prepayments. The Company may, at any time and from time to time without premium or penalty, prepay all or a portion (in whole number multiples of $1,000 only) of the outstanding principal amount of the Notes, pro rata among the holders of the Notes on the basis of the outstanding principal amount of the Note held by each holder; provided that such prepayment is not prohibited by the subordination provisions of Section 3 herein. The Company shall send written notice of its election to make a prepayment of the Notes to each holder of the Notes and to Bank of America, N.A. (or any successor thereto), as Administrative Agent (the "Administrative Agent") under the Senior Credit Agreement referred to below, in each case by registered or certified mail, return receipt requested, at least ten days prior to the date of prepayment.

         (c) Pro Rate Payment. Any payments to the holders of the Notes (whether for principal, interest or otherwise) shall be made pro rata among such holders based upon the aggregate unpaid principal amount of the Notes held by each such holder. If any holder of a Note obtains any payment (whether voluntary, involuntary, by application of offset or otherwise) of principal or interest on any Note in excess of such holder's pro rata share of payments obtained by all holders of the Notes, such holder shall purchase from the other holders of the Notes such participation in the Notes held by them as is necessary to cause such holders to share the excess payment ratably among each of them as provided in this paragraph.

         3. Subordination.

         (a) Extent of Subordination. The indebtedness evidenced by the Notes is subordinate and junior in right of payment and collection (to the extent described herein) to the Company's "Obligations" under that certain Credit Agreement, dated as of September 1, 2000, as amended (as such credit agreement may be further amended, modified, supplemented, restated, replaced or refinanced, whether in whole or part, from time to time, the "Senior Credit Agreement"), among Commercial Vehicle Systems PLC (the "Borrower"), CVS Holdings Limited, as Guarantor, Bank of America, N.A., as Administrative Agent and Swing Line Lender, and the other financial institutions party thereto (whether such obligations are outstanding on the date hereof or hereafter created, incurred, assumed or guaranteed), and all obligations under that certain Guaranty, dated as of September 30, 2002, issued by the Company with respect thereto

(collectively, the "Senior Indebtedness"). Such subordination shall be for the benefit of the holders of the Senior Indebtedness. The Notes are subordinate to the Senior Indebtedness only to the extent and in the manner herein set forth:

         (i) Payments Prior to Bankruptcy or Insolvency. Payments of principal and/or interest may be made on the Notes at any time prior to the payment in full in cash of the Senior Indebtedness and the termination of the Commitments thereunder so long as (i) before and after giving effect to any such payment the Borrower would be in compliance with Sections 8.15 and 8.16 of the Senior Credit Agreement, (ii) no Default or Event of Default (as each such term is defined in the Senior Credit Agreement) exists at the time of such payment or would occur as a result thereof and (iii) at the time of such payment the Borrower would be permitted to borrow at least $5,000,000 of additional Revolving Loans under (and as defined in) the Senior Credit Agreement.

         (ii) Liquidation; Dissolution; Bankruptcy. The holders of Senior Indebtedness will be entitled to receive payment in full in cash of all Senior Indebtedness (including, without limitation, interest accruing after the commencement of any bankruptcy proceeding at the rate specified in the Senior Credit Agreement whether or not such interest is allowed or allowable in such proceeding) and the Commitments under the Senior Credit Agreement shall be terminated before the holders of any Note will be entitled to receive any payment or other distribution (whether of cash, assets, debt instruments, stock or otherwise) with respect to any Note in the event of any payment or distribution to creditors of any Borrower or any Guarantor (as defined under the Senior Credit Agreement) (A) in a liquidation or dissolution of any Borrower or any Guarantor; (B) in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to any Borrower or any Guarantor or its property;
(C) in an assignment for the benefit of creditors of any Borrower or any Guarantor; or (D) in any marshaling of the assets and liabilities of any Borrower or any Guarantor.

         (iii) Acceleration of Notes. If payment of the Notes is accelerated because of an Event of Default, the Borrowers and any Guarantor shall promptly notify the Administrative Agent of the acceleration.

         (iv) When Distribution Must Be Paid Over. If any payment is made on the Notes at a time when such holder is not entitled to receive payments on the Notes, such payment or distribution shall be held in trust for the benefit of the holders of the Senior Indebtedness and shall be immediately delivered without deduction or setoff directly to the holders of Senior Indebtedness for application against such Senior Indebtedness, unless and until all Obligations on such Senior Indebtedness have been paid in full, or such payment have been provided for, and the Commitments under the Senior Credit Agreement have been terminated. In the event any payment is delivered to the holders of Senior Indebtedness in accordance with the immediately preceding sentence at any time at which there are no amounts outstanding or owing under such Senior Indebtedness, such amounts shall be held by the holders of such Senior Indebtedness as cash collateral for any future amounts owing thereunder until such time as any such amounts become outstanding and the cash collateral is fully applied to repay such amounts or all Senior Indebtedness is paid in full in cash and the Commitments under the Senior Credit Agreement are terminated.

         (b) Rights not Subordinated. The provisions of Section 3 are for the purpose of defining the relative rights of the holders of Senior Indebtedness on the one hand and the holders of Notes on the other hand. Nothing herein shall impair the Company's obligation to the holders of the Notes to pay to such holders both principal and interest in accordance with the terms of the Notes. No provision of such Section shall be construed to prevent the holders of the Notes from exercising all remedies otherwise available under the Notes or the Purchase Agreement or under applicable law upon the occurrence and during the continuance of an Event of Default, subject to the rights of the holder or holders of the Senior Indebtedness as set forth in Section 3 to receive cash, assets, stock or obligations otherwise payable or deliverable to the holders of the Notes. No provision of such Section shall be deemed to subordinate, to any extent, any claim or right of any holder of the Notes to any claim against the Company by any creditor or any other Person except to the extent expressly provided in such Section.

         (c) Subrogation. After all Senior Indebtedness is paid in cash in full and the Commitments under the Senior Credit Agreement are terminated, the holders of the Notes shall be subrogated (equally and ratably) to the rights of holders of Senior Indebtedness to receive distributions applicable to Senior Indebtedness to the extent that distributions otherwise payable to the holders of the Notes have been applied to the payment of Senior Indebtedness. In addition, any payment to the holders of Senior Indebtedness which should have been paid to the holders of the Notes shall be immediately delivered to the relevant holder of the Notes.

         (d) Subordination may not be Impaired. No right of the Administrative Agent (on behalf of the holders of Senior Indebtedness) to enforce the subordination of the indebtedness evidenced by the Notes shall be impaired by any act or failure to act by any Borrower, any Guarantor or any holder of any Note or by the failure of any Borrower, any Guarantor or any holder of any Note to comply with this Note (including, without limitation, the provisions of this Section 3).

         Without in any way limiting the generality of the foregoing paragraph, any holder of Senior Indebtedness may, at any time and from time to time, without the consent of or notice to any Borrower, any Guarantor or any holder of any Note, and without incurring responsibility to any Borrower, any Guarantor or any holder of any Note, and without impairing or releasing the subordination provided in this Section 3, do any one or more of the following: (A) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Senior Indebtedness, or otherwise amend or supplement in any manner Senior Indebtedness, or any instrument evidencing the same or any agreement under which Senior Indebtedness is outstanding; (B) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Indebtedness; (C) release any person or entity liable in any manner for the payment or collection of Senior Indebtedness; and (D) exercise or refrain from exercising any rights against any Borrower, any Guarantor and any other person or entity.

         (e) Authorization to Effect Subordination. If any holder of any Note does not file a proper proof of claim or proof of debt in the form required in any proceeding referred to herein at least 30 days before the expiration of the time to file such claim, the Administrative Agent on behalf of the holders of Senior Indebtedness is hereby authorized to file an appropriate claim for and on behalf of such holder. Any holder of any Note may otherwise exercise and assert its rights, powers and remedies in any such proceeding (including the right to vote to accept or reject any plan or reorganization proposed in any Chapter 11 case of any Borrower or any Guarantor) so long as such exercise is not inconsistent with the provisions of this paragraph 3.

         (f) The provisions of this Section 3 are intended to constitute and shall be deemed to constitute a "subordination agreement" within the meaning of
Section 510(a) of the Bankruptcy Code (as in effect as of the date hereof) in favor of the holders of the Senior Indebtedness. Until such time as the Senior Indebtedness has been paid in full and the Commitments under the Senior Credit Agreement have been terminated, and consistent with (but not in limitation of) the foregoing, and notwithstanding any provision of this Note to the contrary, the provisions of this Section 3 may not be and shall not be effectively amended, modified, supplemented or otherwise altered without the prior written consent of the Required Lenders (as such term is defined in the Senior Credit Agreement).

         (g) The Company and the holder of this Note each hereby agree that from time to time, at the expense of the Company, the Company and/or the holder of this Note, as applicable, will promptly execute and deliver to the Administrative Agent all further instruments and documents, and take all further action, that may be necessary or desirable, as requested by the Administrative Agent, in order to effectuate the subordination of the interest of the holder of this Note set forth or purported to be set forth herein, or to enable the holders of the Senior Indebtedness to exercise and enforce their respective rights and remedies hereunder.

         4. Events of Default

         (a) Definition. For purposes of this Note, an Event of Default shall have occurred if:

         (i) the Company fails to pay when due the full amount of interest then accrued on any Note or the full amount of any principal payment on any Note, and any such failure exists for five days;

         (ii) the Company fails to perform or observe in any material respect any other provision contained in the Notes or in the Purchase Agreement and any such failure continues to exist for 30 days after notice is received by the Company;

         (iii) any representation, warranty or information contained in the Purchase Agreement is false or misleading in any material respect on the date made or furnished;

         (iv) the Company or any Subsidiary makes an assignment for the benefit of creditors or admits in writing its inability to pay its debts generally as they become due; or an order, judgment or decree is entered adjudicating the Company or any Subsidiary bankrupt or insolvent or any order for relief with respect to the Company or any Subsidiary is entered under the Federal Bankruptcy Code; or the Company or any Subsidiary petitions or applies to any tribunal for the appointment of a custodian, trustee, receiver or liquidator of the Company or any Subsidiary, or of any substantial part of the assets of the Company or any Subsidiary, or commences any proceeding (other than a proceeding for the voluntary liquidation and dissolution of any Subsidiary) relating to the Company or any Subsidiary under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction; or any such petition or application is filed, or any such proceeding is commenced, against the Company or any Subsidiary and either (A) the Company or any such Subsidiary by any act indicates its approval thereof, consent thereto or acquiescence therein or (B) such petition, application or proceeding is not dismissed within 60 days;

         (v) a judgment in excess of $1,200,000 is rendered against the Company or any Subsidiary and, within 60 days after entry thereof, such judgment is not discharged or execution thereof stayed pending appeal, or within 60 days after the expiration of any such stay, such judgment is not discharged;

         (vi) the Company or any Subsidiary defaults in the performance of any indebtedness if the effect of such default is to cause an amount exceeding $1,200,000 to become due prior to its stated maturity (after applicable grace periods) or to permit the holder or holders of such obligation to cause an amount exceeding $1,200,000 to become due prior to its stated maturity (after applicable grace periods); or

         (vii) the sale of the Company to an Independent Third Party or group of Independent Third Parties pursuant to which such party or parties acquire (i) all or substantially all of the issued and outstanding capital stock of the Company (whether by merger, consolidation or sale or transfer of stock) or (ii) all or substantially all of the Company's assets determined on a consolidated basis (including, without limitation, by way of merger, consolidation, sale or transfer of stock).

         The foregoing shall constitute Events of Default whatever the reason or cause for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

         (b) Consequences of Events of Default

         (i) If an Event of Default of the type described in subparagraph 4(a)(i) has occurred and continued for 15 days, the interest rate on the Notes shall increase immediately by an increment of two percentage point(s) to the extent permitted by law. Any increase of the interest rate resulting from the operation of this subparagraph shall terminate as of the close of business on the date on which no such Event of Default exists (subject to subsequent increases pursuant to this subparagraph).

         (ii) If an Event of Default of the type described in subparagraph 4(a)(iv) has occurred, the aggregate principal amount of the Notes (together with all accrued interest thereon and all other amounts due and payable with respect thereto) shall become immediately due and payable without any action on the part of the holders of the Notes, and the Company shall immediately pay to the holders of the Notes all amounts due and payable with respect to the Notes.

         (iii) If an Event of Default of the type described in subparagraphs 4(a)(i) has occurred and continued for 25 days or any other Event of Default has occurred, the holder or holders of Notes representing a majority of the aggregate principal amount of Notes then outstanding may declare all of the outstanding principal amount of the Notes due and payable and demand immediate payment of all of the outstanding principal amount of the Notes. The Company shall give prompt written notice of any such demand to the other holders of Notes. If any holder or holders of the Notes demand immediate payment of all of the Notes, the Company shall immediately pay the principal amount of the Notes plus all accrued interest thereon.

         (iv) Each holder of the Notes shall also have any other rights which such holder may have been afforded under any contract or agreement at any time and any other rights which such holder may have pursuant to applicable law.

         (v) The Company hereby waives diligence, presentment, protest and demand and notice of protest and demand, dishonor and nonpayment of this Note, and expressly agrees that this Note, or the payment hereunder, may be extended from time to time and that the holder hereof may accept security for this Note or release security for this Note, all without in any way affecting the liability of the Company hereunder.

         5. Assignments: Transfers

         (a) The holder of this Note shall not sell, transfer, assign, pledge or otherwise dispose of (whether with or without consideration and whether voluntarily or involuntarily or by operation of law) all or any part of its interest in this Note, other than to an Affiliate of such holder, without the prior written consent of the Company (which consent shall not be unreasonably withheld or delayed) and the holders of the Senior Indebtedness (such consent not to be unreasonably withheld).

         (b) The Company shall maintain a register for recording the ownership and the transfer of the Notes. Upon surrender of this Note for registration of transfer or for exchange to the Company at its principal office, the Company at its sole expense shall execute and deliver in exchange therefor a new Note or Notes, as the case may be, as requested by the holder or transferee, which aggregate the unpaid principal amount of such Note, registered as such holder or transferee may request, dated so that there will be no loss of interest on such surrendered Note and otherwise of like tenor. The issuance of new Note(s) shall be made without charge to the holder(s) of the surrendered Note for any issuance tax in respect thereof or other cost incurred by the Company in connection with such issuance; provided that the holder of this Note shall pay any transfer taxes associated therewith. The Company shall be entitled to regard the registered holder of this Note as the owner and holder of the Notes so registered for all purposes until the Company is required to record a transfer of this Note on its register.

         6. Replacement. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Note and, in the case of any such loss, theft or destruction of this Note, upon receipt of an indemnity reasonably satisfactory to the Company (provided that, if the holder of this Note is a financial institution, its own unsecured agreement shall be satisfactory) or, in the case of any such mutilation, upon the surrender and cancellation of this Note, the Company, at its expense, shall execute and deliver, in lieu thereof, a new Note of like tenor and dated the date of such lost, stolen, destroyed or mutilated Note. Any Note in lieu of which any such new Note has been so executed and delivered by the Company shall not be deemed to be an outstanding Note.

         7. Amendment and Waiver. Except as otherwise expressly provided herein, and subject to Section 3(f), the provisions of the Notes may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of the holders of more than 50% of the outstanding principal amount of the Notes; provided that no such action shall change (i) the rate at which or the manner in which interest accrues on the Notes or the times at which such interest becomes payable, (ii) any provision relating to the scheduled payments or prepayments of principal on the Notes, without the written consent of the holders of all of the Notes, or (iii) the percentage of holders now specifically required herein to take certain actions unless a majority of the holders affected by such change approve such action.

         8. Definitions. For purposes of the Notes, the following capitalized terms have the following meaning.

         "Affiliate" means, with respect to any Person, each Person that directly or indirectly controls, is controlled by, or is under common control with such Person. "Affiliate" shall include all the partners of any Person which is a partnership and with respect to any Person, all employees of such Person.

         "Independent Third Party" means any Person who, immediately prior to the contemplated transaction, does not own in excess of 5% of the Company's Common Stock on a fully-diluted basis (a "5% Owner"), who is not controlling, controlled by or under common control with any such 5% Owner and who is not the spouse or descendent (by birth or adoption) of any such 5% Owner or a trust for the benefit of such 5% Owner and/or such other Persons.

         "Person" means an individual, a partnership, a limited liability company, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

         "Subsidiary" means any corporation of which the shares of stock having a majority of the general voting power in electing the board of directors are, at the time as of which any determination is being made, owned by the Company either directly or indirectly through Subsidiaries.

         9. Cancellation. After all principal and accrued interest at any time owed on this Note has been paid in full, this Note shall be surrendered to the Company for cancellation and shall not be reissued.

         10. Form of Payments. Unless otherwise expressly provided herein, all payments to be made to the holders of the Notes shall be made in the lawful money of the United States of America in immediately available finds.

         11. Place of Payment. Payments of principal and interest are to be delivered to the address specified in the Purchase Agreement or to such other address or to the attention of such other person as specified by the registered holder hereof by prior written notice to the Company.

         12. Business Days. If any payment is due, or any time period for giving notice or taking action expires, on a day which is a Saturday, Sunday or legal holiday in the State of Delaware, the payment shall be due and payable on, and the time period shall automatically be extended to, the next business day immediately following such Saturday, Sunday or legal holiday, and interest shall continue to accrue at the required rate hereunder until any such payment is made.

         13. Usury Laws. It is the intention of the Company and the holder of this Note to conform strictly to all applicable usury laws now or hereafter in force, and any interest payable under this Note shall be subject to reduction to the amount not in excess of the maximum legal amount allowed under the applicable usury laws as now or hereafter construed by the courts having jurisdiction over such matters. If the maturity of this Note is accelerated by reason of an election by the holder hereof resulting from an Event of Default, voluntary prepayment by the Company or otherwise, then earned interest may never include more than the maximum amount permitted by law, computed from the date hereof until payment, and any interest in excess of the maximum amount permitted by law shall be canceled automatically and, if theretofore paid, shall at the option of the holder hereof either be rebated to the Company or credited on the principal amount of this Note, or if this Note has been paid, then the excess shall be rebated to the Company. The aggregate of all interest (whether designated as interest, service charges, points or otherwise) contracted for, chargeable, or receivable under this Note shall under no circumstances exceed the maximum legal rate upon the unpaid principal balance of this Note remaining unpaid from time to time. If such interest does exceed the maximum legal rate, it shall be deemed a mistake and such excess shall be canceled automatically and, if theretofore paid, rebated to the Company or credited on the principal amount of this Note, or if this Note has been repaid, then such excess shall be rebated to the Company.


                                     *****

         IN WITNESS WHEREOF, the Company has executed and delivered this Note on the date first written above.


                                    BOSTROM HOLDING INC., a Delaware corporation


                                    By:
                                        ---------------------------------------

                                    Its:
                                         --------------------------------------